EXHIBIT 99.1

Private & Confidential Covis Pharma Group 1 Introduction to AMAG October 2020

Private & Confidential ADDITIONAL INFORMATION AND WHERE TO FIND IT The tender offer and merger transaction (the “Offer”) between Covis (the “Parent) and AMAG (the “Company”) has not yet commenced. This presentation is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the offer materials that Parent and its subsidiary (“Merger Sub”) will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the Offer. At the time the Offer is commenced, Parent and Merger Sub will cause to be filed a tender offer statement on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D - 9 with respect to the Offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY THE COMPANY’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be mailed to the Company’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of the Company by accessing www.amagpharma.com or by contacting the Company’s Investor Relations contact at contactus@amagpharma.com. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov, upon filing with the SEC. THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D - 9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. 2

Private & Confidential Our patients are our paramount concern. We market therapeutic solutions for patients with life - threatening conditions and chronic illnesses Covis is led by one of the strongest & longest - tenured senior management teams in the industry Building a diversified global spec pharma platform focused on growth brands and low - risk development products in specialty - focused therapeutic areas Targeting $400 - 500M EBITDA annually within the next 3 years ‘3.0’ 3

Private & Confidential

Covis Overview

1. Covis Pharma ('Covis' or 'Company') is a privately-held fully integrated global specialty pharmaceutical company focused on optimizing branded products and executing select low-risk product development initiatives
   - Currently markets 11 branded products and 3 authorized generics with a therapeutic focus in respiratory & allergy, selling in 55+ markets globally
   - Covis' strategy is focused on acquiring non-core, historically undermanaged, high quality pharma assets at attractive multiples then creating value through commercial operations & hard cost-out performance improvement initiatives all driving sales and EBITDA growth
2. Covis' is one of the most profitable companies in the sector with > 50% EBITDA margins
   - The Company is backed by Apollo Management with over $414 billion Assets Under Management
3. Covis' operating platform is an efficient business model with a total of ~120 FTEs in Zug, Amsterdam, Canada and US (employed across all operating functions with certain services being outsourced including manufacturing and distribution)
4. Covis benefits from an efficient operating and financing model, which enables the Company to acquire pharmaceutical assets into its existing synergistic structure
   - Incorporated and effectively managed from Luxembourg / Netherlands with branch operations in Zug, Switzerland
5. Management team has deep industry knowledge and proven ability to execute
   - Majority of Senior Management have been with the Company since inception and have over 20 years experience in the sector
6. Management has built an efficient global platform that can be leveraged to acquire, integrate and optimize pharmaceutical products
   - Long record of operational excellence from acquiring non-core, historically undermanaged assets and optimizing the brands to realize untapped value for all stakeholders
   - Covis' track record of success is driven by management's seamless deal execution from diligence to onboarding and operational excellence, driving consistent financial overperformance

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COVIS PHARMA

Covis History & Transformation

Private & Confidential

Covis' investment thesis continues to result in success through strong execution of both performance improvement initiatives & acquisitions

- Covis' track record of success has been driven by the long tenured management team's disciplined principal investing approach from diligence to seamless onboarding, leading to multiple closed deals with partners including AZ, GSK, and Shionogi, making Covis the 'partner of choice'
- Management has integrated assets quickly, grown acquired products and completed development initiatives ahead of plan and within budget
- Since inception, Management has completed 17 transactions with a history of monetizing investments every four years
- **Post-acquisition, Management has historically increased Net Sales by 25-65% CAGR within 2-3 years despite Management underwriting conservative sales increases**

COVIS '1.0' | COVIS '2.0' | COVIS '3.0'

2011 - 2012

- **Dec 2011: Purchased initial portfolio from GSK**
- Remediated legacy stockout positions on one-third of 29 acquired SKUs

2013 - 2014 (COVIS '1.0')

- **2Q 2013: Acquired Sanofi portfolio**
- 4Q13: Received FDA approval of Lanoxin line extension
- **1Q 2014: Acquired AstraZeneca asset #1**
- Launched Cardio S&M initiative
- Launched Acute Care salesforce
- **2Q 2014: Acquired late stage clinical asset**
- **ANDA dev deal signed GSK asset #2**
- Launched oncology S&M initiative
- Launched various AGs
- **4Q 2014: Acquired WellSpring portfolio**
- **4Q 2014: Acquired Bayer asset**

2015 - 2016

- **April 2015: Divested majority of product portfolio to Concordia International Corp in a deal valued at $1.2 billion**
- Managed 3 year TSA period with Concordia
- **May 2015: Acquired Shionogi asset #1**
- **Nov 2016: Acquired Shionogi asset #2**

2017 - 2019 (COVIS '2.0')

- **April 2017: Acquired AZ asset #2**
- **July 2017: Acquired Sunovion portfolio**
- Established Market Access strategic contracting capability
- **Nov 2017: Acquired Acorda asset**
- **April 2018:** Launched US Respiratory salesforce
- **July 2018:** Signed various closed network commercial contract significantly increasing respi sales
- **December 2018: Acquired AZ Ciclesonide global rights**

2020 Onward (COVIS '3.0')

- **2020+ 'Covis 3.0': Strategic objectives include:**
- Target to execute 2-3 transactions per annum
- **Current deal pipeline of >$2.0 billion**
- Low risk development programs
- Continue to execute on all organic growth commercial initiatives

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COVIS PHARMA

Private & Confidential ‘ Covis 3.0’ Vision M&A and BD Strategy Continue to drive organic growth & LCM 1) of core business within heme - onc , hospital and respiratory franchises 1 Diversify product portfolio and geographic concentration via additional product and business acquisitions 2 Build scale and achieve critical mass across core regions and therapeutic areas (‘TAs’) 3 TA diversification within the two therapeutic franchises utilizing commercial and market access synergies:  Core segments: heme - onc , hospital, nephrology, maternal health, respiratory and allergy  Adjacent: oncology supportive care, pulmonology, critical care, neonatal care, ENT, specialty pediatrics  Attractive TAs: rare disease, metabolic & endocrinology, transplant, specialty CNS 4 De - risked development of late stage growth assets 5 Continue to foster and instill in staff ‘high performance results - oriented’ culture 6 6 1) LCM = life cycle management

Private & Confidential Europe incl. France, Germany, Italy, Spain, United Kingdom, Poland, Netherlands, Finland, Hungary, Hungary, Norway, Switzerland Africa / MENA incl. UAE, South Africa, GCC Emerging markets incl. Russia, CIS APAC China, Australia, South Korea LATAM incl. Mexico, Brazil, Colombia, Argentina North America incl. USA, Canada Global Specialty Pharma Platform of Scale  Flexible and opportunistic strategy for product distribution and commercialization leveraging direct sales and marketing, commercial partners, distributors and wholesalers  Ability to quickly onboard and integrate acquired assets into an operationally proven global platform Global Footprint in 55+ Markets Dynamic Distribution Model Sales Split by Geography Staff by Geography 7

Distinguished Board, Advisory Committee and Management Team

Private & Confidential

Board of Directors

Rajiv DeSilva
Chairman
endo NOVARTIS BAUSCH Health

Sam Feinstein
Partner, Apollo Global Management
APOLLO Morgan Stanley

Michael Porter
Chief Executive Officer, Covis Pharma
cerberus AlixPartners SUN CAPITAL

Michael Saffer
Principal, Apollo Global Management
APOLLO CREDIT SUISSE

Barry Levinson
Managing Director, Princeton Biopharma
PRINCETON BIOPHARMA CAPITAL PARTNERS LLC ATON PHARMA

John Kiely
Independent
pwc

Bruno Bagnouls
Products & Innovation Group Head, Alter Domus
alterDomus TMF GROUP

Gaetan Dumont
Founder, The Square Finance
The Square Finance ucb

Ibrahim Jabri
Director, Alter Domus
alterDomus pwc

Clinton Lewis
Former EVP, Group President, Zoetis
zoetis Pfizer

Caroline Manogue
Former EVP, Chief Legal Officer, Endo
endo Skadden

Xavier Rouviere
Sr. Legal Manager, Alter Domus
alterDomus J.P.Morgan

Robert Sorrel
Associate, Apollo Global Management
APOLLO Morgan Stanley LGP

Senior Management

Michael Porter
Chief Executive Officer
cerberus AlixPartners SUN CAPITAL

Alexander Mironov
Chief Business Officer
PERNIX Alvogen Pfizer

Ozgur Kilic
Chief Financial Officer
VERTICE NOVARTIS

Francesco Tallarico
General Counsel
flowr CONCORDIA FASKEN

Aziza Johnson
EVP, Reg & Scientific Affairs
VIFOR PHARMA Pfizer Medicines & Healthcare products Regulatory Agency

Al Tenuto
EVP, General Manager, US
VIVUS Lilly

Fabio Fazio
SVP, QA & Tech Transfers
gsk biogen idec The Scripps Research Institute

Nick Kelly
SVP, Supply Chain
TEVA CardinalHealth Johnson & Johnson

Steen Vangsgaard
GM, Europe
Mylan Actavis

Jim Hall
SVP, GM, Canada
Aralez Pharmaceuticals Roche astellas

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COVIS PHARMA

Private & Confidential Full Operational Platform Business Development and M&A Regulatory and Scientific Affairs Quality Assurance and Tech Transfers Supply Chain Commercial Finance Covis has a full operational platform in - house to execute the acquisition and complete a successful integration of the transaction Diligence w/ Cross - functional Planning and Execution 1 Seamless Transition, Onboarding, and Integration 2 Collaborative Communication to All Involved Stakeholders 3 9

'Buy and Build' Business Development Strategy

Private & Confidential

Covis internalized the BD function in 2016 creating a best in class 'deal shop' mentality BD and M&A team

- Full scope functional team able to filter, source, diligence and execute transactions seamlessly
- Deep proprietary network for deal flow and able to self-source financing at very attractive market rates
- Closed ~10% of submitted offers. Historically submitting 3 non-binding offers per month

Business Development Strategy

Growth assets **Heme-onc, hospital, pulmonology and respiratory**	**Acquire / In-License Rights** ▪ Pre-commercial products across North America and EU ▪ Low risk development or with defined and achievable distinct clinical end points (Phase 2b/3) – Combination Respi products – Reformulations, e.g. MDI to respules, , reformulations of injectable specialty products with new excipients or dosage forms – New indication of already approved molecules with clear clinical & pharmacoeconomic value propositions – New molecules and biologics
Under-performing products **Multi-TA**	**Acquire Revenue Generating Products** ▪ Underpromoted / underperforming products across TAs and regions – Heme-onc and oncology supportive care – Hospital, including critical care – Pulmonology and respiratory ▪ Complex regulatory pathways and high barriers of entry
Transformative M&A **Heme-onc, oncology supportive care, hospital, pulmonology and respiratory**	**Strategic M&A** ▪ Commercial stage companies, growth pipeline, drug delivery technology / platform, drug development capabilities ▪ Impaired / Underperforming / Distressed Companies ▪ Take privates (non-hostile) ▪ Realization of synergies
Critical mass via regional bolt-on acquisitions **Multi-TA**	**Acquire Revenue Generating Assets and Companies** ▪ Canada business units within large organizations or standalone businesses ▪ EU distributors or front office companies ▪ EU & North America mature assets

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COVIS PHARMA

Private & Confidential Benefits of Being a Private Company 11 Public Markets Private View on Value Creation Short term focus on quarterly earnings Focus on long - term value creation Investor Base Ongoing turnover with hundreds of shareholders Committed strategic partner Key Metrics Revenue growth and Earnings Per Share EBITDA growth and Free Cash Flow generation Approach to Strategy Focus on simplicity and stability Limited tolerance for short - term volatility impacts long - term thinking Flexibility to think creatively Ability to manage through volatility Focus on attractive risk - reward Incentives Short - term incentives of public markets impact longer term opportunities Management and investors are focused on long - term equity value creation

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